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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 18, 1996 (except for the last paragraph of Note 7, as to which the date is September 9, 1996) with respect to the financial statements of Prime Cable of Alaska, L.P., and our report dated February 9, 1996 (except for Note 13, as to which the date is March 14, 1996) with respect to the combined financial statements of the Alaskan Cable Network, both of which reports are included in the Registration Statement on Form S-3 and related Prospectus of General Communication, Inc. to be filed on or about March 28, 1997 for the registration of an issuance of its Class A Common Stock, and to the use of our report dated February 14, 1997, with respect to the consolidated financial statements of GCI Cable, Inc. and Subsidiaries (not presented separately herein).

                                          /s/ ERNST & YOUNG, LLP

Austin, Texas
May 23, 1997